Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter and Full Year 2017 Operating Results

– Increased New Leasing Volume by 26% in 2017 Over Prior Year –

– Achieved 4.1x Rent Uplift on 4.5 Million SF of Re-Leased Space Since Inception –

– Completed or Commenced 78 Redevelopment Projects Totaling $1.1 Billion Since Inception –

New York, NY – February 27, 2018 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 253 retail properties totaling over 39 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three months and year ended December 31, 2017.

Financial Results

For the three months ended December 31, 2017:

•	Net loss attributable to common shareholders of $43.5 million, or $1.27 per diluted share
•	Total Net Operating Income (“Total NOI”) of $39.6 million
•	Funds from Operations (“FFO”) of $11.1 million, or $0.20 per diluted share
•	Company FFO of $11.5 million, or $0.21 per diluted share

For the year ended December 31, 2017:

•	Net loss attributable to common shareholders of $74.0 million, or $2.19 per diluted share
•	Total NOI of $174.8 million
•	FFO of $91.7 million, or $1.65 per diluted share
•	Company FFO of $81.8 million, or $1.47 per diluted share

Operating Highlights

During the year ended December 31, 2017, including the Company’s proportional share of its unconsolidated joint ventures:

•	Signed new leases totaling 2.6 million square feet at an average annual base rent of $17.16 PSF, including 872,000 square feet at $17.00 PSF in the fourth quarter.
•

Achieved releasing multiples of 4.0x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”), with new rents averaging $17.49 PSF compared to $4.40 PSF paid by Sears Holdings across 2.5 million square feet on a same-space basis.

•

Increased annual base rent from tenants other than Sears Holdings to 52.2% of total annual base rent from 36.1% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.

During the year ended December 31, 2017:

•

Announced 30 new wholly-owned redevelopment projects with an estimated total cost of $632.0 million, expanded six previously announced projects with an estimated total cost of $96.5 million and substantially completed 14 projects with an estimated total cost of approximately $114.2 million.  Total redevelopment program to date includes 78 projects completed or commenced representing $1.1 billion of capital investment.

•	Sold the Company’s 50% interests in 13 existing joint venture properties, and sold 50% joint venture interests in five additional properties, for aggregate gross consideration of $315.6 million.

“We ended 2017 on a very strong note with one of our most active quarters to date, including over 870,000 square feet of newly signed leases and the commencement of eight new projects totaling an investment of approximately $385 million.  Since our inception, we have signed over 4.8 million square feet of new leases and achieved an average re-leasing multiple of 4.1x on space formerly occupied by Sears Holdings, with new rents averaging approximately $18.00 per square foot compared to $4.35 per square foot, on a same space basis. We have completed or commenced 78 projects representing a total capital investment of approximately $1.1 billion at returns ranging from 10-12% on an incremental unlevered basis, well in excess of capitalization rates for stabilized shopping centers.  We were also pleased to commence our premier projects in Santa Monica and San Diego (La Jolla), CA and Aventura, FL, the first three in a series of premier and larger scale densification opportunities within our existing portfolio.  Finally, during the quarter, we raised capital through a perpetual preferred equity offering and the extension of our existing unsecured term loan facility, resulting in a total of $530 million of gross proceeds raised during 2017 from financings, asset sales and additional joint ventures.   As we enter 2018, we remain focused on unlocking the substantial value of our portfolio through intensive redevelopment and by strengthening our position as preferred partners for growing retailers, mixed-use developers and investors.”

Financial Results

For the three months ended December 31, 2017:

•

Net loss attributable to Class A and Class C shareholders was $43.5 million, or $1.27 per diluted share, as compared to a net loss of $15.0 million, or $0.48 per diluted share, for the prior year period.

•

Total NOI, which includes the Company’s proportional share of NOI from properties owned through investments in its unconsolidated joint ventures, was $39.5 million as compared to $48.7 million for the prior year period.

•

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $11.1 million, or $0.20 per diluted share, as compared to $34.5 million, or $0.62 per diluted share, for the prior year period.

•

Company FFO was $11.5 million, or $0.21 per diluted share, as compared to $30.0 million, or $0.54 per diluted share, for the prior year period.  The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results.  See “Non-GAAP Financial Measures.”

For the year ended December 31, 2017:

•

Net loss attributable to Class A and Class C shareholders was $74.0 million, or $2.19 per diluted share, as compared to a net loss of $51.6 million, or $1.64 per diluted share, for the prior year period.

•	Total NOI was $174.7 million as compared to $190.5 million for the prior year period.
•	FFO was $91.7 million, or $1.65 per diluted share, as compared to $106.5 million, or $1.92 per diluted share, for the prior year period.
•	Company FFO was $81.8 million, or $1.47 per diluted share, as compared to $127.3 million, or $2.29 per diluted share, for the prior year period.

Portfolio Summary

As of December 31, 2017, the Company’s portfolio included interests in 253 retail properties totaling over 39 million square feet of gross leasable area, including 230 wholly-owned properties and 23 properties owned through investments in unconsolidated joint ventures.  The Company’s portfolio includes 120 properties attached to regional malls and 133 shopping center or freestanding properties.

The portfolio was 80.0% leased and included 51 properties leased only to third-party tenants, 85 properties leased to Sears Holdings and one or more third-party tenants, and 85 properties leased only to Sears Holdings; 32 properties in the portfolio were vacant as of December 31, 2017.  Of the properties leased to Sears Holdings, 127 operated under the Sears brand and 43 operated under the Kmart brand. The unleased space as of December 31, 2017 included approximately 2.5 million SF of remaining lease-up at announced redevelopment projects, and approximately 4.9 million SF of additional leasing opportunity at properties in the Company’s redevelopment pipeline.

Development Update

Wholly-Owned Properties

During the year ended December 31, 2017, the Company commenced 30 new redevelopment projects representing an estimated total investment of $632.0 million, including eight projects representing an estimated total investment of $384.2 million in the fourth quarter.  The Company also expanded six previously announced representing an estimated total investment of $96.5 million.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
2015	5	352	51,500	64,200
2016 (3)	28	2,677	353,600	370,700
2017	30	3,168	589,100	632,000
Total	78	6,197	$1,057,800	$1,130,500

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of December 31, 2017, the Company had originated 63 wholly-owned projects since the Company’s inception.  These projects represent an estimated total investment of $1,066.9 million, of which an estimated $801.7 million remains to be spent, and are expected to generate an incremental yield on cost of approximately 11.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through December 31, 2017:

(in thousands)
			Estimated	Estimated				Estimated
Estimated	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	24	1,427	$104,900	$104,900	$19,600	$5,200	$14,400
$10,001 - $20,000 (4)	25	2,525	331,300	351,200	52,500	15,300	37,100
> $20,000	14	2,245	558,000	610,800	84,500	17,900	66,600
Announced projects	63	6,197	$994,200	$1,066,900	$156,600	$38,400	$118,100	10.5 - 11.5%
Acquired projects	15		63,600	63,600
Total projects	78		$1,057,800	$1,130,500

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant. The original lead tenant was unable to obtain a use permit at the site.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Substantially complete
Merrillville, IN	Termination property; redevelop existing store for At Home, Powerhouse Gym and small shop retail	132,000	Substantially complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Substantially complete
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Substantially complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Substantially complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Substantially complete
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Substantially complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City and additional retail	144,400	Substantially complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for Christmas Tree Shops andThat! and PetSmart	56,700	Substantially complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Substantially complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Delivered to tenant
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse and additional small shop retail	28,000	Delivered to tenant
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional restaurants	15,400	Delivered to tenant
Ft. Wayne, IN	Site densification; new outparcels for BJ's Brewhouse (substantially complete) and Chick-Fil-A (project expansion)	12,000	Underway	Q1 2018
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Underway	Q2 2018
Olean, NY	Partial recapture; redevelop existing store for Marshall's and additional retail	45,000	Underway	Q2 2018
Roseville, CA	Recapture and repurpose auto center space for AAA Auto Repair Center	10,400	Underway	Q2 2018
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness and Capri	56,100	Underway	Q3 2018
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Underway	Q3 2018
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Underway	Q4 2018
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, additional junior anchors and small shop retail	93,100	Underway	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Q2 2018	Q2 2019
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger store	107,200	Q2 2018	Q2 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Q3 2018	Q3 2019

Total Project Costs $10 - $20 Million (1)
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Substantially complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Substantially complete
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Substantially complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Sportsman's Warehouse, additional retail and restaurants	111,300	Substantially complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Delivered to tenant
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Underway	Q1 2018
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, Seasons 52, additional junior anchors and restaurants	110,300	Underway	Q1 2018
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, LongHorn Steakhouse, Olive Garden, additional small shop retail and restaurants	139,200	Underway	Q2 2018
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Orangetheory Fitness, Outback Steakhouse, CoreLife Eatery, additional junior anchors and small shop retail	133,400	Underway	Q2 2018
North Miami, FL	100% recapture; redevelop existing store for Michael's, PetSmart and Ross Dress for Less	124,300	Underway	Q2 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and additional junior anchors to join current tenant, Aldi	88,400	Underway	Q2 2018
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Underway	Q2 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and additional junior anchors	79,800	Underway	Q3 2018
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space	71,200	Underway	Q3 2018
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q3 2018
Paducah, KY	Termination property; redevelop existing store for Burlington Stores and additional retail	102,300	Underway	Q3 2018
Warwick, RI	Termination property; repurpose auto center space for BJ's Brewhouse and additional retail Redevelop existing store for At Home and Raymour & Flanigan (project expansion)	190,700	Underway	Q4 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Underway	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Underway	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Round One, additional junior anchors, small shop retail and restaurants	103,900	Underway	Q2 2019
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Q1 2018	Q4 2018
Las Vegas, NV	Partial recapture; redevelop existing store for Round One Entertainment and additional retail	78,800	Q3 2018	Q3 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and additional retail	85,200	Q3 2018	Q4 2019
Fairfield, CA	Partial recapture; redevelop existing store for Dave & Busters and additional junior anchors	68,400	Q3 2018	Q4 2019

(1)	Excludes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant. The original lead tenant was unable to obtain a use permit at the site.

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar, additional junior anchors, restaurants and small shop retail	135,200	Substantially complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for Buy Buy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail	147,600	Underway	Q1 2018
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse and additional small shop retail and restaurants	142,400	Underway	Q2 2018
Wayne, NJ	Partial recapture; redevelop existing store for Dave & Busters, additional junior anchors and restaurants Recapture and repurpose detached auto center for Cinemark (project expansion) NOTE: contributed to GGP II JV in July 2017	156,700	Underway	Q3 2018
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	163,800	Underway	Q1 2019
Watchung, NJ	100% recapture; demolish full-line store and construct new buildings for HomeSense, Sierra Trading Post, Ulta Beauty and additional small shop retail and restaurants Demolish detached auto center and construct a freestanding Cinemark theater	126,700	Underway	Q2 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space	96,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail representing a premier mix of experiential shopping, dining, and entertainment concepts	206,000	Underway	Q4 2019
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Q2 2018	Q3 2019
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One Entertainment, additional junior anchors and restaurants	223,800	Q2 2018	Q4 2019
Anchorage, AK	100% recapture; redevelop existing store for Guitar Center, Safeway and additional junior anchors to join current tenant, Nordstrom Rack	142,500	Q2 2018	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, additional junior anchors and small shop retail	179,700	Q2 2018	Q4 2019
Plantation, FL	Partial recapture; redevelop existing store for GameTime, additional retail and restaurants	130,500	Q3 2018	Q4 2019

Joint Venture Properties

During the fourth quarter, the Company sold to Simon Property Group (“Simon”) the Company’s 50% interest in five of the ten assets in the existing joint venture between the two companies for gross consideration of $68.0 million.

Also in 2017, the Company completed two transactions with GGP Inc. (“GGP”) for gross consideration of $247.6 million whereby the Company (i) sold to GGP the Company’s 50% interest in eight of the twelve assets in the existing joint venture between the two companies for $190.1 million; and (ii) sold to GGP a 50% joint venture interest in five additional assets for $57.5 million.

The Company continues to own 50% interests in nine assets in an unconsolidated joint venture with The Macerich Company.

Leasing Update

During the year ended December 31, 2017, the Company signed new leases totaling 2.6 million square feet at an average annual base rent of $17.16 PSF, including 872,000 square feet at $17.00 in the fourth quarter.  On a same-space basis, new rents averaged 4.0x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $17.49 PSF for new tenants compared to $4.40 PSF paid by Sears Holdings across 2.5 million square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Period	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Multiple
2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
2016	65	2,070	36,600	17.68	59	1,882	33,610	17.86	4.5	x
2017	94	2,606	44,717	17.16	86	2,476	43,299	17.49	4.0	x
Total	168	4,830	$85,967	$17.80	151	4,488	$80,729	$17.99	4.1	x

During the year ended December 31, 2017, the Company added $44.7 million of new third-party income and increased annual base rent attributable to third-party tenants to 52.2% of total annual base rent from 36.1% as of December 31, 2016, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of December 31, 2017, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	170	22,471	75.4%	$102,645	47.8%	$4.57
In-Place Third-Party Leases	225	3,819	12.8%	48,624	22.6%	12.73
SNO Third-Party Leases	114	3,534	11.8%	63,407	29.6%	17.94
Sub-Total Third-Party Leases	339	7,353	24.6%	112,031	52.2%	15.24
Total	509	29,824	100.0%	$214,676	100.0%	$7.20

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of December 31, 2017, the Company’s total market capitalization was approximately $3.6 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 37.5% and net debt to Adjusted EBITDA was 6.5x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net loss attributable to common shareholders to EBITDA and Adjusted EBITDA, are provided in the tables accompanying this press release.

As of December 31, 2017, the Company had $241.6 million of unrestricted cash and restricted cash of $175.7 million, the substantial majority of which was held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.  The Company also had $55.0 million of permitted, but uncommitted, borrowing capacity under its $200.0 million unsecured term loan facility due December 31, 2018.

Series A Preferred Shares

During the fourth quarter, the Company issued 2,800,000 7.00% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”) in a public offering at $25.00 per share.  The Company received net proceeds from the offering of approximately $66.7 million after deducting payment of the underwriting discount and offering expenses.

Unsecured Term Loan

During the fourth quarter, The Company refinanced its existing $200 million unsecured term loan facility with a new $200 million unsecured term loan facility (the “Unsecured Term Loan”).  The previous facility was a delayed draw facility with a maturity of December 31, 2017, against which the Company had drawn $85 million against the total capacity of $200 million.

The lenders under the previous facility, which are entities controlled by ESL Investments, Inc., have maintained their funding of $85 million in the Unsecured Term Loan, and new, non-affiliated lender committed and funded an additional $60 million for a total of $145 million committed and funded at closing.  Maximum total commitments under the Unsecured Term Loan are $200 million and the Company has the right to syndicate the remaining $55 million with existing or new lenders.  Existing lenders are not obligated to make all or any portion of the incremental loans.

Dividends

On February 20, 2018, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on April 12, 2018 to shareholders of record on March 30, 2018.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of March 30, 2018.

On February 20, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.593056 per each Series A Preferred Share.  The dividend covers the period from, and including, December 14, 2017 to, but excluding, April 15, 2018.  The dividend will be paid on April 16, 2018 to holders of record on March 30, 2018.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA

EBITDA is defined as net income less depreciation, amortization, interest expense and provision for income and other taxes.  EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies.  The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, certain up-front-hiring and personnel costs and gains (or losses) from property sales, that it does not believe are representative of ongoing operating results.

Funds From Operations ("FFO") and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 230 wholly-owned properties and 23 joint venture properties totaling over 39 million square feet of space across 49 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Investment in real estate
Land	$799,971	$840,021
Buildings and improvements	829,168	839,663
Accumulated depreciation	(139,483)	(89,940)
	1,489,656	1,589,744
Construction in progress	224,904	55,208
Net investment in real estate	1,714,560	1,644,952
Investment in unconsolidated joint ventures	282,990	425,020
Cash and cash equivalents	241,569	52,026
Restricted cash	175,665	87,616
Tenant and other receivables, net	30,787	23,172
Lease intangible assets, net	310,098	464,399
Prepaid expenses, deferred expenses and other assets, net	20,148	15,052
Total assets	$2,775,817	$2,712,237

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,202,314	$1,166,871
Unsecured term loan, net	143,210	—
Accounts payable, accrued expenses and other liabilities	109,433	121,055
Total liabilities	1,454,957	1,287,926

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 32,415,734 and 25,843,251 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	324	258
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,328,866 and 1,589,020 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	13	16
Class C common shares $0.01 par value; 50,000,000 shares authorized; 3,151,131 and 5,754,685 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	31	58
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of December 31, 2017; liquidation preference of $70,000	28	—
Additional paid-in capital	1,116,060	925,563
Accumulated deficit	(229,760)	(121,338)
Total shareholders' equity	886,696	804,557
Non-controlling interests	434,164	619,754
Total equity	1,320,860	1,424,311
Total liabilities and equity	$2,775,817	$2,712,237

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUE
Rental income	$38,966	$49,684	$178,492	$186,421
Tenant reimbursements	14,712	16,512	62,525	62,253
Total revenue	53,678	66,196	241,017	248,674
EXPENSES
Property operating	5,715	4,334	19,700	21,510
Real estate taxes	9,946	12,580	45,653	43,681
Depreciation and amortization	91,878	55,754	262,171	177,119
General and administrative	11,263	4,365	27,902	17,469
Litigation charge	—	—	—	19,000
Provision for doubtful accounts	39	—	158	269
Acquisition-related expenses	—	—	—	73
Total expenses	118,841	77,033	355,584	279,121
Operating loss	(65,163)	(10,837)	(114,567)	(30,447)
Equity in (loss) income of unconsolidated joint ventures	(3,562)	151	(7,788)	4,646
Gain on sale of interests in unconsolidated joint ventures	16,573	—	60,302	—
Gain on sale of real estate	(1,571)	—	11,447	—
Interest and other income	405	70	877	266
Interest expense	(17,040)	(16,294)	(70,112)	(63,591)
Unrealized (loss) gain on interest rate cap	(15)	520	(701)	(1,378)
Loss before income taxes	(70,373)	(26,390)	(120,542)	(90,504)
Provision for income taxes	(5)	(93)	(271)	(505)
Net loss	(70,378)	(26,483)	(120,813)	(91,009)
Net loss attributable to non-controlling interests	27,167	11,479	47,059	39,451
Net loss attributable to Seritage	$(43,211)	$(15,004)	$(73,754)	$(51,558)
Preferred dividends	(245)	—	(245)	—
Net loss attributable to Seritage common shareholders	$(43,456)	$(15,004)	$(73,999)	$(51,558)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted	$(1.27)	$(0.48)	$(2.19)	$(1.64)
Weighted average Class A and Class C common shares outstanding - Basic and diluted	34,094	31,418	33,804	31,416

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
NOI and Total NOI	2017	2016	2017	2016
Net loss	$(70,378)	$(26,483)	$(120,813)	$(91,009)
Termination fee income	(1,954)	(5,288)	(19,314)	(5,288)
Depreciation and amortization	91,878	55,754	262,171	177,119
General and administrative expenses	11,263	4,365	27,902	17,469
Litigation charge	—	—	—	19,000
Acquisition-related expenses	—	—	—	73
Equity in loss (income) of unconsolidated joint ventures	3,562	(151)	7,788	(4,646)
Gain on sale of interests in unconsolidated joint ventures	(16,573)	—	(60,302)	—
Gain on sale of real estate	1,571	—	(11,447)	—
Interest and other income	(405)	(70)	(877)	(266)
Interest expense	17,040	16,294	70,112	63,591
Unrealized loss (gain) on interest rate cap	15	(520)	701	1,378
Provision for income taxes	5	93	271	505
NOI	$36,024	$43,994	$156,192	$177,926
NOI of unconsolidated joint ventures	5,219	6,554	23,547	26,611
Straight-line rent adjustment (1)	(1,522)	(1,642)	(3,918)	(13,168)
Above/below market rental income/expense (1)	(161)	(196)	(1,063)	(877)
Total NOI	$39,560	$48,710	$174,758	$190,492

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of December 31,
Annualized Total NOI	2017	2016
Total NOI (per above)	$39,560	$48,710
Period adjustments (1)	(698)	(199)
Adjusted Total NOI	38,862	48,512
Annualize	x 4	x 4
Adjusted Total NOI annualized	155,448	194,046
Plus: estimated annual Total NOI from SNO leases	62,376	39,217
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(4,994)	(6,586)
Annualized Total NOI	$212,830	$226,677

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
EBITDA and Adjusted EBITDA	2017	2016	2017	2016
Net loss	$(70,378)	$(26,483)	$(120,813)	$(91,009)
Depreciation and amortization	91,878	55,754	262,171	177,119
Depreciation and amortization (unconsolidated joint ventures)	5,371	5,465	23,954	21,118
Interest expense	17,040	16,294	70,112	63,591
Provision for income and other taxes	5	93	271	505
EBITDA	$43,916	$51,123	$235,695	$171,324
Termination fee income	(1,954)	(5,288)	(19,314)	(5,288)
Unrealized loss (gain) on interest rate cap	15	(520)	701	1,378
Litigation charge	—	—	—	19,000
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	—	—	328
Gain on sale of interests in unconsolidated joint ventures	(16,573)	—	(60,302)	—
Gain on sale of real estate	1,571	—	(11,447)	—
Adjusted EBITDA	$26,975	$45,315	$145,333	$186,815

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
FFO and Company FFO	2017	2016	2017	2016
Net loss	$(70,378)	$(26,483)	$(120,813)	$(91,009)
Real estate depreciation and amortization (consolidated properties)	91,385	55,521	260,543	176,366
Real estate depreciation and amortization (unconsolidated joint ventures)	5,371	5,465	23,954	21,118
Gain on sale of interests in unconsolidated joint ventures	(16,573)	—	(60,302)	—
Gain on sale of real estate	1,571	—	(11,447)	—
Dividends on preferred shares	(245)	—	(245)	—
FFO attributable to common shareholders and unitholders	$11,131	$34,503	$91,690	$106,475
Termination fee income	(1,954)	(5,288)	(19,314)	(5,288)
Unrealized loss (gain) on interest rate cap	15	(520)	701	1,378
Amortization of deferred financing costs	2,330	1,340	8,720	5,360
Litigation charge	—	—	—	19,000
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	—	—	328
Company FFO attributable to common shareholders and unitholders	$11,522	$30,035	$81,797	$127,326

FFO per diluted common share and unit	$0.20	$0.62	$1.65	$1.92
Company FFO per diluted common share and unit	$0.21	$0.54	$1.47	$2.29

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	34,094	31,418	33,804	31,416
Weighted average OP units outstanding	21,820	24,176	21,820	24,176
Weighted average common shares and units outstanding	55,914	55,594	55,624	55,592